Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating Revenues:
Electric	$1,590	$1,594	$4,209	$4,183
Natural gas	134	129	663	592
Total operating revenues	1,724	1,723	4,872	4,775
Operating Expenses:
Fuel	216	199	590	594
Purchased power	148	163	453	493
Natural gas purchased for resale	30	25	252	196
Other operations and maintenance	429	413	1,299	1,262
Depreciation and amortization	241	225	713	668
Taxes other than income taxes	127	129	374	364
Total operating expenses	1,191	1,154	3,681	3,577
Operating Income	533	569	1,191	1,198
Other Income, Net	32	23	84	61
Interest Charges	101	97	302	295
Income Before Income Taxes	464	495	973	964
Income Taxes	105	205	221	376
Net Income	359	290	752	588
Less: Net Income Attributable to Noncontrolling Interests	2	2	5	5
Net Income Attributable to Ameren Common Shareholders	$357	$288	$747	$583

Earnings per Common Share – Basic	$1.46	$1.19	$3.06	$2.40

Earnings per Common Share – Diluted	$1.45	$1.18	$3.04	$2.39

Weighted-average Common Shares Outstanding – Basic	244.1	242.6	243.6	242.6
Weighted-average Common Shares Outstanding – Diluted	246.3	244.7	245.5	244.0

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$11	$10
Accounts receivable - trade (less allowance for doubtful accounts)	605	445
Unbilled revenue	260	323
Miscellaneous accounts receivable	84	70
Inventories	525	522
Current regulatory assets	72	144
Other current assets	83	98
Total current assets	1,640	1,612
Property, Plant, and Equipment, Net	22,379	21,466
Investments and Other Assets:
Nuclear decommissioning trust fund	752	704
Goodwill	411	411
Regulatory assets	1,130	1,230
Other assets	647	522
Total investments and other assets	2,940	2,867
TOTAL ASSETS	$26,959	$25,945
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$649	$841
Short-term debt	521	484
Accounts and wages payable	591	902
Taxes accrued	154	52
Interest accrued	108	99
Customer deposits	126	108
Current regulatory liabilities	114	128
Other current liabilities	317	326
Total current liabilities	2,580	2,940
Long-term Debt, Net	7,614	7,094
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,692	2,506
Accumulated deferred investment tax credits	45	49
Regulatory liabilities	4,652	4,387
Asset retirement obligations	640	638
Pension and other postretirement benefits	529	545
Other deferred credits and liabilities	409	460
Total deferred credits and other liabilities	8,967	8,585
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,598	5,540
Retained earnings	2,073	1,660
Accumulated other comprehensive loss	(17)	(18)
Total Ameren Corporation shareholders’ equity	7,656	7,184
Noncontrolling Interests	142	142
Total equity	7,798	7,326
TOTAL LIABILITIES AND EQUITY	$26,959	$25,945

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2018	2017
Cash Flows From Operating Activities:
Net income	$752	$588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	699	653
Amortization of nuclear fuel	71	71
Amortization of debt issuance costs and premium/discounts	16	16
Deferred income taxes and investment tax credits, net	212	366
Allowance for equity funds used during construction	(25)	(16)
Stock-based compensation costs	15	12
Other	21	(7)
Changes in assets and liabilities	(75)	(36)
Net cash provided by operating activities	1,686	1,647
Cash Flows From Investing Activities:
Capital expenditures	(1,689)	(1,523)
Nuclear fuel expenditures	(30)	(52)
Purchases of securities – nuclear decommissioning trust fund	(172)	(187)
Sales and maturities of securities – nuclear decommissioning trust fund	159	175
Other	13	3
Net cash used in investing activities	(1,719)	(1,584)
Cash Flows From Financing Activities:
Dividends on common stock	(334)	(320)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	36	(112)
Maturities of long-term debt	(522)	(425)
Issuances of long-term debt	853	849
Issuances of common stock	56	—
Repurchases of common stock for stock-based compensation	—	(24)
Employee payroll taxes related to stock-based compensation	(19)	(15)
Debt issuance costs	(9)	(5)
Other	1	(1)
Net cash provided by (used in) financing activities	57	(58)
Net change in cash, cash equivalents, and restricted cash	24	5
Cash, cash equivalents, and restricted cash at beginning of year	68	52
Cash, cash equivalents, and restricted cash at end of period	$92	$57